Exhibit 99.11

CENTRAL PACIFIC BANK 401(k) RETIREMENT SAVINGS PLAN

PARTICIPANT ELECTION FORM

Central Pacific Financial Corp. (the “Company”) is conducting a rights offering whereby the Company is distributing transferable rights (the “Subscription Rights”) to the holders of the Company’s common stock, no par value (the “Common Stock”), at 5:00 p.m., Eastern time, on February 17, 2011 (the “Record Date”). Each shareholder will receive one Subscription Right for each whole share of Common Stock held at such time.  Each Subscription Right entitles the holder of the Subscription Right to subscribe for and purchase 1.3081 shares of Company common stock (the “Basic Subscription Right”) at a subscription price of $10 per share (the “Subscription Price”). Fractional shares resulting from the exercise of the Basic Subscription Right on an aggregate basis as to any rights holder will be eliminated by rounding down to the nearest whole share.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM RUSSELL YOUNG, THE INFORMATION AGENT, BY CALLING (808) 544-3738.

This Election Form will instruct Vanguard Fiduciary Trust Company, the Trustee of the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”), regarding the exercise of the Basic Subscription Rights to purchase shares of the Company’s common stock attributable to your Plan account, as a result of your investment in the Central Pacific Bank Company Stock Fund, pursuant to the terms and subject to the conditions set forth in the Prospectus and accompanying information.

If no instructions are received from you by the time and date indicated below, or if there are insufficient assets in your Plan account (excluding the Central Pacific Bank Company Stock Fund) to exercise the number of Basic Subscription Rights elected on this Election Form, NO Basic Subscription Rights will be exercised by the Trustee on your behalf, and the Trustee will attempt to sell the Basic Subscription Rights attributable to your Plan account on the New York Stock Exchange. The Trustee’s attempt to sell the Basic Subscription Rights may be unsuccessful.  Any amounts obtained from the sale of unexercised Basic Subscription Rights will be contributed pro-rata to the Plan accounts of the Plan participants who did not exercise some or all of their Basic Subscription Rights or who did not timely submit instructions to exercise their Basic Subscription Rights or who did not have sufficient assets in their Plan account to exercise their Basic Subscription Rights.  If you instruct the Trustee to exercise some or all of your Basic Subscription Rights, the assets to purchase the shares will be deducted proportionately from the investments in your Plan account, excluding the Central Pacific Bank Company Stock Fund. The Trustee will attempt to sell any Basic Subscription Rights that you do not exercise, as described above,

(SHAREHOLDER NAME AND ADDRESS TO PRINT HERE)	(SHAREHOLDER NUMBER OF RIGHTS TO PRINT HERE)

Basic Subscription Rights

☐ Exercise only a portion of my Basic Subscription Rights as indicated here                  (specified as number of rights, not a percentage) . These Basic Subscription Rights will be exercised to purchase shares of Company common stock (number of Rights being exercised multiplied by 1.3081 rounded down to the nearest whole share).  Any portion of your Basic Subscription Rights that you do not elect to exercise will be attempted to be sold by the Trustee on the New York Stock Exchange.  Any amounts obtained from the sale of unexercised Basic Subscription Rights will be contributed pro-rata to the Plan accounts of the Plan participants who did not exercise some or all of their Basic Subscription Rights.

☐ Exercise ALL of my Basic Subscription Rights to purchase the maximum number of shares of Common Stock I may subscribe for pursuant to the Basic Subscription Right.

☐  Exercise NONE of my Basic Subscription Rights. I understand that the Trustee will attempt to sell my Basic Subscription Rights on the New York Stock Exchange as described above and that such attempt may be unsuccessful.

The undersigned acknowledges receipt of the Company’s letter and the enclosed materials referred to therein relating to the offering of shares of common stock of the Company.  Once this Election Form is submitted, it will be irrevocable.

X

Signature of Plan Participant	Date

THIS ELECTION FORM MUST BE RECEIVED, NOT JUST POSTMARKED, BY THE TRUSTEE’S TABULATION AGENT, WELLS FARGO SHAREOWNER SERVICES, BY 5:00 P.M. EASTERN TIME ON [    ], 2011, FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING AT THE FOLLOWING ADDRESS:

Wells Fargo Bank, N.A.

Shareowner Services

161 N. Concord Exchange

South St. Paul, Minnesota 55075
Attn: Voluntary Corporate Actions Department